SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending:  1/31/2007
File number:  811-5686
Series No.:   9

72DD.         1.  Total income dividends for which record date passed during the period. (000's Omitted)
                  Class A                                        $2,569
              2.  Dividends for a second class of open-end company shares
                  (000's Omitted)
                  Class B                                        $  815
                  Class C                                        $  232
                  Class R                                        $   20
                  Institutional Class                            $4,937

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              1.  Dividends from net investment income
                  Class A                                      000.2728
              2. Dividends for a second class of open-end company shares (form nnn.nnnn)
                  Class B                                     000.2343
                  Class C                                     000.2343
                  Class R                                     000.2593
                  Institutional Class                         000.2887

74U.          1.  Number of shares outstanding (000's Omitted)
                  Class A                                        9,852
              2.  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                  Class B                                        3,388
                  Class C                                        1,012
                  Class R                                           87
                  Institutional Class                           18,384

74V.          1.  Net asset value per share (to nearest cent)
                  Class A                                        $10.26
              2.  Net asset value per share of a second class of open-end company shares (to nearest cent)
                  Class B                                        $10.26
                  Class C                                       $10.26
                  Class R                                        $10.25
                  Institutional Class                            $10.27